Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Young & Rubicam Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


PricewaterhouseCoopers LLP


New York, New York
April 17, 2000